David B. Foss POWER OF ATTORNEY KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute, designate and appoint each of Sara T. W. Trickett, Andrew Schwarcz, Matthew Finkelstein, or Mindee Purchase or any of them, each acting alone, the undersigned’s true and lawful attorney-in-fact, solely for the following purposes, and hereby confer upon such agents and attorneys-in-fact full power and authority to perform each and all of the following acts in the name and on behalf of the undersigned to: (1) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or stockholder of WEX Inc. (the “Company”), the Uniform Application for Access Codes to File on EDGAR (“Form ID”) and any documentation required to enroll in and comply with any EDGAR Next program, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) or any rule or regulation of the United States Securities and Exchange Commission (the “SEC”); and (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of such Form ID and submit the filing of such form with the SEC and any other authority; and (3) act as an account administrator for the undersigned’s Electronic Data Gathering and Retrieval (“EDGAR”) system account, including: (a) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (b) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; (d) acting as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (e) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; (4) cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account; (5) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder; (6) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete